Exhibit 99.1

Contact:

Jean Fontana

(646) 277-1214

WET SEAL FILES FOR CHAPTER 11 BANKRUPTCY PROTECTION

Announces Financing and Plan Sponsorship Agreement with B. Riley Financial, Inc.

FOOTHILL RANCH, CA, January 16, 2015 – The Wet Seal, Inc. (Nasdaq: WTSL), a specialty retailer to young women, today announced that it has filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on January 15, 2015. The Company will continue to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

In connection with the Chapter 11 cases, the Company has negotiated a debtor in possession financing arrangement (“DIP”) and plan sponsorship agreement (“PSA”) with B. Riley Financial, Inc., the parent of B. Riley & Co, LLC and Great American Group, LLC and its affiliates and designees (“B. Riley”).

The DIP provides for a $20 million term loan facility, subject to certain limitations and conditions, including a $5 million availability block at closing, from B. Riley to be funded on an interim and final basis. This loan facility will provide availability to fund the Company’s operations during the Chapter 11 cases, including to the Company’s vendors and other purveyors of goods and services. The Company also expects to continue to fund operations from cash on hand and cash generated during the cases. The DIP is subject to Bankruptcy Court approval and the satisfaction of specified closing conditions. The Company also expects to continue to receive certain financial accommodations from its existing lender, Bank of America, including continued cash management services.

The PSA provides a comprehensive blueprint for the Company’s emergence from Chapter 11 as a going concern pursuant to a plan of reorganization, under which B. Riley has agreed to provide funding and will receive a majority of the stock in the reorganized Company at emergence. The PSA contains certain milestones and conditions, including Bankruptcy Court approval of the Company’s assumption of the PSA. The transactions contemplated in the PSA, in turn, are subject to conditions and confirmation and effectiveness of the plan of reorganization.

In connection with the bankruptcy filing, the Company is seeking customary authority from the Bankruptcy Court that will enable it to continue to operate and serve its customers. The requested approvals include requests for the authority to make wage and salary payments, continue various benefits for employees, and honor certain customer programs, such as gift cards and returns on merchandise purchased prior to the bankruptcy filing.

As of January 12, 2015 the Company had approximately $31 million of cash on the balance sheet, including nearly $11 million of cash used to collateralize letters of credit. The additional financing from the DIP is expected to provide the Company with an immediate source of additional funds. These funding sources are expected to enable Wet Seal to satisfy the customary obligations associated with the daily operation of its business, including the timely payment of employee wages and other obligations.

“We are pleased to provide financial assistance to The Wet Seal in its efforts to revive this iconic fashion retailer,” said Bryant Riley, Chairman, of B. Riley Financial, Inc. “Taking a collaborative approach, and tapping our vast array of financial services, we believe that we have developed a financial solution that should benefit all parties involved.”

Ed Thomas, CEO of The Wet Seal Inc., stated, “After careful consideration, the Board of Directors unanimously concluded that filing for Chapter 11 was the appropriate course of action for the Company. Overall, we continue to believe in The Wet Seal and remain committed to executing on the strategic steps that we already started. We are thrilled to be working with B. Riley and other constituencies toward the successful and prompt emergence of the Company from Chapter 11.”

The Company indicated that it expects to provide additional details with respect to the Chapter 11 filing as soon as they are available. More information, including access to court documents, can be accessed at www.donlinrecano.com/wetseal (court-appointed claims agent site), or www.deb.uscourts.gov, the official Bankruptcy Court website.

The PSA provides that the Company will file and support a plan of reorganization that will not provide consideration to the holders of the Company’s common stock.

About The Wet Seal, Inc.

The Wet Seal, Inc., a pioneer in fast fashion retailing, sells apparel, footwear and accessories designed for teen girls and young women of all sizes through retail stores nationwide, as well as an e-commerce website. As of January 15, 2015, the company operated a total of 173 stores in 42 states and Puerto Rico and an e-commerce business at www.wetseal.com. For more company information, visit www.wetsealinc.com.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (OTCBB: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC a leading provider of advisory and valuation services, asset disposition and auction solutions, and commercial lending services; and B. Riley Asset Management, LLC, a provider of investment products to institutional and high net worth investors. B. Riley Financial, Inc. is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, Inc. please visit www.brileyfin.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this news release. All statements other than statements of historical fact are forward-looking statements. All forward-looking statements made by the Company are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the Company’s control. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on December 10, 2014, as well as in other past filings with the Securities and Exchange Commission; the risk that the Company may not be able to successfully execute its strategic steps; the transactions contemplated by the DIP and PSA are subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; risks and uncertainties relating to the bankruptcy filing by the Company, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate the transactions contemplated by the PSA with respect to the Chapter 11 cases, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 cases, (vi) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the transactions contemplated by the PSA, (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, (viii) the ability to execute the Company’s business and transactions contemplated by the PSA, and (ix) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties. The Company cautions that the trading in the Company’s securities during the pendency of the Chapter 11 cases is highly speculative and poses substantial risks. If the plan of reorganization contemplated by the PSA is consummated, the Company’s outstanding Class A common stock will be extinguished and the holders of the Company’s Class A common stock will not receive any consideration. Accordingly, the Company’s future performance and financial results may differ materially and/or adversely from those expressed or implied in any such forward-looking statements. You should not place undue reliance on forward-looking statements. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.